EXHIBIT 10.2

                         QLINKS SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement ("Agreement"), dated as of August 8, 2008, by and among Qlinks America, Inc., Inc., a Colorado corporation ("QA") James Mulford ("Individual"), CS Acquisition IV, LLC, a Colorado limited liability company, or its assigns ("Buyer"), and for certain purposes set forth herein, Michael A. Littman, Esq. ("Escrow Agent").

                              W I T N E S S E T H:

         A. WHEREAS, QA is a corporation duly organized and validly existing under the laws of the State of Colorado.

         B. WHEREAS, Buyer desires to purchase an aggregate of 46,000,000 shares (the "Purchase Shares") of QA common stock, (the "Common Stock"), and QA desires to issue and sell the Purchase Shares to Buyer for $94,000 plus assumption of debt.

         C.  WHEREAS,   Individual  wishes  to  ensure  the  obligations  of  QA
hereunder, and such assurance is a material inducement to Buyer entering into this Agreement.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                   ARTICLE I

                            THE PURCHASE AND THE LOAN

         Subject to the terms and conditions set forth herein, QA shall sell to Buyer and Buyer shall purchase an aggregate of 46,000,000 newly issued shares of Common Stock from QA. The purchase price for such Purchase Shares to be paid by Buyer to QA is $94,000 (the "Consideration") and assumption of debt (as specified in Exhibit C),. The Consideration shall be paid by an initial payment of $25,000 by a wire transfer or transmittal of a payment to the escrow account for QA maintained by the Escrow Agent (the "Escrow Account") on August 8, 2008. In addition, a Note for $69,000 shall be issued to QA to cover additional obligations as specified in Schedule A, and shall be paid off in increments of $24,000 on September 15, 2008.and $45,000 (the balance) no later than October 01, 2008.

                                   ARTICLE II

                         CLOSING AND ISSUANCE OF SHARES

         2.1 The Purchase Shares shall be issued by QA and delivered to Buyer duly issued fully paid and non-assessable by depositing same with Escrow Agent for delivery to Buyer, upon receipt of the Consideration by QA, and satisfaction of a) the procedures in Article IV, and b) the conditions precedent in Article V.

         2.2 CSA shall grant to QA a promissory note to evidence the $69,000 loan by Buyer.

         2.3 The closing of the transactions contemplated hereunder shall be completed by delivery to Escrow Account of the requisite closing documents and the Consideration as set forth in Article 1 hereof, and delivery of the share certificate(s) for the Purchase Shares on or before August 8, 2008 at 5:00 p.m. CST ("Closing Date"), subject to satisfaction of the terms and conditions set forth herein. The Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

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                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of QA and Individual hereby jointly and severally represents, warrants and covenants to Buyer and agrees that the items specified below are now or will be effective at Closing, and Escrow Agent jointly and severally represents and warrants to Buyer (to the extent specifically referencing Escrow Agent), each as follows:

         3.1 QA is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. QA has no active business operations or employees. The Articles of Incorporation of QA, as amended (the "Articles"), and the Bylaws of QA, as amended (the "Bylaws"), are complete and accurate, and the minute books of QA, copies of which have also been made available to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Board of Directors of QA. Schedule 3.1 hereto contains true, complete and accurate copies of the Articles and Bylaws, as certified by an officer of QA.

         3.2 The authorized capital stock of QA consists of 100,000,000 shares of no par value Common Stock, and QA has 10,000,000 shares of preferred stock authorized, with none issued or outstanding. There are 18,781,680 shares of Common Stock of QA issued and outstanding. All such shares of QA are validly issued, fully paid, non-assessable and free of preemptive rights. QA has no outstanding options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of QA, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of QA. All of the outstanding shares of capital stock of QA have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         3.3 When issued, the Purchase Shares shall be issued, fully paid, non-assessable and free of preemptive rights and, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

         3.4 Except for shares owned in Global Envirotech, Inc., with which QA merged and became the survivor, QA does not own nor has it owned, in the last three years, any outstanding shares of capital stock or other equity interests of any partnership, joint venture, trust, corporation, limited liability company or other entity and there are no obligations of QA to repurchase, redeem or otherwise acquire any capital stock or equity interest of another entity.

         3.5 This Agreement has been duly authorized, validly executed and delivered on behalf of QA, Individual and Escrow Agent and is a valid and binding agreement and obligation of QA, Individual and Escrow Agent, enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and each of QA, Individual and Escrow Agent has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         3.6 Neither the making of, nor the compliance with, the terms and provisions of this Agreement and consummation of the transactions contemplated herein by QA will conflict with or result in a breach or violation of the Articles, Bylaws, or of any provisions of any indenture, mortgage, deed of trust or other agreement or instrument to which QA is a party, or of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over QA, or any of its properties or assets, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of QA pursuant to the terms of any agreement or instrument to which QA is a party or by which QA may be bound or to which any of property of QA is subject and no event has occurred with which lapse of time or action by a third party could result in a breach or violation of or default by QA.

         3.7 There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of QA, Individual or Escrow Agent threatened against or relating to QA or affecting any of its assets, properties, business or capital stock or with respect to Individual's interests in QA. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which QA is a party or by which QA or its assets, properties, business or capital stock are bound.

         3.8 Each of Individual and Escrow Agent represent and warrant that QA has (a) truly, completely and accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, except for 2007, for which a filing extension was granted and which is currently being prepared and for 2008 which will be prepared when the 10-KSB report is done, (b) has paid or made provisions for the payment of all taxes due and all additional assessments, and (c) adequate provisions have been and are reflected in the financial statements of QA for all current taxes and other charges to which QA is subject and which are not currently due and payable. None of the Federal income tax returns of QA have been audited by the Internal Revenue Service or other foreign governmental tax agency. Each of QA and Escrow Agent has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against QA for any period, nor of any basis for any such assessment, adjustment or contingency.

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         3.9 QA has  delivered  to  Buyer  audited  financial  statements  dated
December 31, 2006, and December 31, 2007. Each of QA and Escrow Agent represent and warrant that such statements, herein sometimes called "QA Financial
Statements," are complete and correct in all material respects and, together with the notes to these financial statements, present fairly and completely the financial position and results of operations of QA for the periods indicated. All financial statements of QA have been prepared in accordance with generally accepted accounting principles.

         3.10 As of the date hereof, each of QA and Escrow Agent, represent and warrant that all outstanding indebtedness of QA is as shown on the financial statements (except for such additional liabilities payable as set forth on Schedule 3.10) and all such scheduled indebtedness, if any, which will be the sole responsibility of QA and shall be paid or released in full by QA at or before the closing, except for that indebtedness assumed by Buyer. In addition, at the closing, QA shall provide updated interim financial statements as of the Closing Date specifying all accrued liabilities of QA through such date (including accrued, unpaid legal fees of Escrow Agent through the Closing Date) and shall further cause all of such accrued liabilities through the Closing Date to be paid on or before the closing.

         3.11 Since the respective dates of the QA Financial Statements, there have not been any material adverse changes in the business or condition or prospects, financial or otherwise, of QA. QA does not have any liabilities, commitments or obligations, secured or unsecured except as shown on updated financials (whether accrued, absolute, contingent or otherwise), or accrued expenses related to the transactions contemplated by this Agreement, and which shall be fully paid at the closing.

         3.12 QA is not a party to any contract performable in the future, except those contracts being cancelled at or prior to Closing. QA is not party to or liable on any existing contract or subject to any existing contract, except its Transfer Agent Agreement which contains no material obligations of the Company. QA shall not enter into any contract from the date hereof through the Closing Date without the prior written consent of Buyer.

         3.13 The representations and warranties of the QA, Individual and Escrow Agent set forth herein shall be true and correct as of the date hereof and the Closing Date.

         3.14 QA shall deliver to Buyer all of its corporate books and records at closing.

         3.15 At Closing, QA will have no employee benefit plan in effect (nor any accrued liabilities related to any prior plan), and will not have open benefits or stock options or warrants outstanding. QA is not now, nor ever has been, part of a controlled group contributing to any defined contribution plan and is not, nor never has been, a party to any collective bargaining agreement or other employment contracts.

         3.16 No representation or warranty by QA, Individual or Escrow Agent in this Agreement, or any certificate, report or certificate delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading, or omits or will omit to state a material fact necessary in order to provide Buyer with full and proper information as to the business, financial condition, assets, liabilities, results of operation or prospects of QA.

         3.17 Buyer has received a copy of QA's most recent audited financial statements as filed with the Securities and Exchange Commission ("SEC") which include audits for the year ended December 31, 2006 and December 31, 2007 and interim unaudited financial statements for March 31, 2008 and July 31, 2008.

         3.18 Buyer has not received any general solicitation or general advertising regarding the shares of QA's Common Stock.

         3.19 QA has no Liabilities except as shown on the financial statements, and the Schedules hereto, and those fees incurred in this transaction which shall be paid at or prior to closing by QA. "Liabilities" shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or un-liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or litigation, whether or not of a kind required by GAAP to be set forth on a financial statement.

         3.20 QA and Escrow Agent represent and warrant that there have been no material change in debts, or liabilities incurred by QA since the date of December 31, 2007, to date hereof, except legal, business and accounting fees incurred in this transaction, which will be paid prior to or at closing.

         3.21 Buyer will receive a good standing certificate from the State of Colorado and an updated list of the Company's shareholders (the "Shareholder List") at the time of closing.

         3.22 There are presently two (2) directors of QA and no director nominees.

         3.23 QA does not own any fee simple interest in real property. QA does not lease, sublease, or have any other contractual interest in any real property, except for any office lease being released at or prior to Closing.

         3.24 At closing, QA is not a party to any guaranty, and no person is a party to any guaranty for the benefit of QA.

         3.25 None of the property used by QA presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable environmental laws. QA is in compliance with all environmental law applicable to QA or its business and has received no notice of any noncompliance with such laws.

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                                   ARTICLE IV

                              PROCEDURE FOR CLOSING

         4.1 At the Closing Date, the purchase, sale and loan shall be consummated after satisfaction of all conditions precedent set forth in Article V, by QA's delivery of common stock certificates for the Purchase Shares to Escrow Agent, and Buyer's delivery of the Consideration for the Purchase Shares and the closing proceeds to Escrow Agent, together with delivery of all other items, agreements, warranties, and representations set forth in this Agreement.

         4.2 Escrow Agent for transaction is Michael A. Littman, Attorney, 7609 Ralston Road, Arvada, CO 80002. The share purchase Consideration and the closing proceeds shall be disbursed from the Escrow Account in accordance with SCHEDULE A to be attached hereto.

                                   ARTICLE V

           CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE TRANSACTION

         The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

         5.1 QA and Buyer shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

         5.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         5.3 The representations and warranties made by QA in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date.

         5.4 QA and Individual shall provide written proof, together with names and contact numbers for verification by Buyer, that the accrued, unpaid obligations of QA shown on Schedule B through the Closing Date have either been satisfied in full or released by creditors in writing or are capable of being satisfied in full (and will be subject to direction for application per SCHEDULE
A) from the Consideration and loan proceeds, including but not limited to the following:

                  (i) all accounts payable and loans outstanding as evidenced in the financial statements for July 31, 2008 and as set forth on the Closing Date financial statements and Schedule of Debts attached hereto; and

         5.5 Those debts shown on Schedule C shall remain outstanding on the books of QA, and shall be subject to settlement by QA in the future as it sees fit, however prior to closing each debtor on Schedule C shall sign a 90 day standstill Agreement.


                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         6.1   Anything   contained   in   this   Agreement   to  the   contrary
notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

         (a) By mutual consent of parties;

         (b) By QA or Buyer, if any condition set forth in Article V relating to the other party has not been met or has not been waived by the party to whose benefit the condition runs;

         (c) By QA or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

         (d) By QA or Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

         (e) By QA, if the closing does not occur, through no failure to act by QA, on the Closing Date, or if Buyer fails to deliver the Consideration or loan proceeds required herein; or

         (f) By Buyer, if QA fails to take all actions necessary to effect the closing by the Closing Date.

         6.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by properly authorized action.

                                  ARTICLE VII

    CONTINUING REPRESENTATIONS AND WARRANTIES AND COVENANTS; INDEMNIFICATION

         7.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement for a period of one (1) year.

         7.2 There are no representations whatsoever about any matter relating to QA or any item contained in this Agreement, except as is contained in the express language of this Agreement.

         7.3 QA and Individual agree to jointly and severally indemnify, defend and hold harmless Buyer from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including, but not limited to, interest, penalties and reasonable attorneys' fees and disbursements ("Losses"), asserted against, imposed upon or incurred by Buyer or QA directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of the representations and warranties of the QA, Individual or Escrow Agent contained in or made pursuant to this Agreement; (b) any noncompliance by QA, Individual or Escrow Agent with any covenants, agreements or undertakings of QA, Individual or Escrow Agent contained in this Agreement or made pursuant to any agreement contemplated by this Agreement and to which either QA, Individual or Escrow Agent is a party; (c) any claims by third parties against the Purchase Shares arising out of or relating to any transaction on or prior to the Closing Date; or (d) any action or inaction on or prior to the Closing Date or any state of facts existing on or prior to the Closing Date.

         7.4 Escrow Agent agrees to indemnify, defend and hold harmless Buyer from and against any and all Losses, asserted against, imposed upon or incurred by Buyer or QA directly or indirectly, by reason of or resulting from any misrepresentation or breach of the representations and warranties of Escrow Agent contained in or made pursuant to this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         8.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         8.4 This Agreement may not be amended except by written consent of both parties.

         8.5  Any  notices,   requests,  or  other  communications  required  or
permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

                  IF TO QA OR INDIVIDUAL:       c/o James Mulford
                                                9938 Longview Drive
                                                Lone Tree, CO  80124
                                                Facsimile: (303) 649-2190

                  IF TO BUYER:                  c/o CS Acquisition IV, LLC
                                                Attention:
                                                Facsimile:

                  WITH A COPY TO:               Michael A. Littman
                                                7609 Ralston Road
                                                Arvada, CO 80002
                                                Facsimile: (303) 422-8127

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         8.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and QA. However, QA may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         8.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Illinois applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Denver, Colorado.

         8.8 In connection  with this Agreement the Buyer has appointed  Michael
A. Littman, Esq. as their Escrow Agent to do the following upon receipt by Escrow Agent of a signed certificate from Buyer and from QA certifying that all conditions precedent to closing have been satisfied in full:

         (a) Transmit the Consideration of $69,000 for the Note issued for the purchase of newly issued shares to QA in increments of $24,000 on September 15, 2008.and $45,000 (the balance) no later than October 01, 2008 (which amounts shall be applied to the release and satisfaction of the liabilities set forth on SCHEDULE A);

         (b) Accept the common stock certificate of QA in a newly issued certificate for an aggregate of 46,000,000 shares of QA Common Stock for delivery to Buyer and its designees;

         (c) Transmit by Federal Express the stock certificates, the Note and the Warrant to Buyer pursuant to their instruction at the notice address set forth above;

         (d) In the event of default in delivery of cash or certificates by a party under this agreement, any cash or certificates received from the other party shall be returned to the remitting party three (3) business days after demand by the remitting party; and

         (e) Escrow Agent is specifically indemnified and held harmless hereby for his actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the Escrow Agent is authorized to implead the consideration received into the District Court of Jefferson County Colorado upon ten (10) days' written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorneys' fees and legal actions of Escrow Agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this agreement.

         8.9 Escrow Agent shall be authorized to disburse  funds upon receipt of
the  payment  for  the  purchase   shares  in   accordance   with  QA's  written
instructions, to satisfy debt obligations.

         8.10 Individual hereby unconditionally, absolutely and irrevocably assures the full and punctual payment of debts of QA as required herein, assuming Buyer performs hereunder, and performance when due, assuming Buyer performs hereunder, whether by declaration, acceleration, demand, or otherwise, of QA or Escrow Agent. The liability of Individual is irrevocable, absolute, independent and unconditional and is exclusive and independent of any security for or other, and the liability of Individual hereunder shall not be affected or impaired by any circumstances or occurrence whatsoever, except Individual shall have no liability for performance hereunder, if the Buyer fails to tender performance hereunder through no fault of QA.

         8.11 Buyer reserves the right to assign any of its rights and obligations hereunder to an affiliate.

         8.12 Upon delivery of the consideration, Denis Iler shall be appointed President and Director, and Jim Mulford shall resign as CEO and President (effective on such date) and Jeff Huitt shall be appointed as CFO.

         8.13 This Agreement is conditioned upon execution and delivery of the Share Purchase Agreement by and between James O. Mulford and the William Jones Estate, and closing thereunder.

         8.14 Upon delivery of the consideration, Denis Iler and Jeff Huitt shall be appointed as Directors and Jim Mulford and Scott Jones shall resign, effective 10 days after mailing of Notice to Shareholders under Section 14f-1 of the Exchange Act.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement this 8th day of August, 2008.



                                 Qlinks America, Inc., a Colorado Corporation

                                 By:/s/
                                       ---------------------------
                                 Its:
                                       ---------------------------


                                 BUYER:

                                 CS Acquisition IV, LLC, an Colorado
                                 Limited liability company
INDIVIDUAL:
                                 By:/s/
                                       ---------------------------
                                 Its:
                                       ---------------------------
/s/
----------------------
James Mulford

                                 ESCROW AGENT:

                                 /s/
                                 ----------------------------------
                                 Michael Littman, Esq.

                                     Ex. A
                                   SCHEDULE A
                           Use of $ 94,000 in Proceeds

Payee                       Amount           Date             References

James O. Mulford           $ 25,000         08 Aug 08        Sch B
Lance Sherwood             $ 25,000         01 Oct 08        Sch B and C
Pro-Tech                   $ 20,000         01 Oct 08        Sch B and C
Premier Management         $  5,200         15 Sep 08        Sch B
Time For Me To Fly         $  5,000         15 Sep 08        Sch B + addl wk.
James O. Mulford           $  4,500         15 Sep 08        Sch B + addl exp.
Michael Littman            $  3,000         15 Sep 08        Sch B and C
Pro-Tech                   $  2,100         15 Sep 08        Sch B
Brent Garfield, PLLC       $  2,000         15 Sep 08        Sch B + addl wk.
Anton, Collins, Mitchell   $  2,000         15 Sep 08        Tax Prep (est.)
Michael Flanagan           $    100         15 Sep 08        Sch B + addl exp.
TransShare                 $    100         15 Sep 08        est. addl. invoices

                                     Ex. B
                                   SCHEDULE B
                    QA Obligations Released, Paid, or Assumed

Obligation            Payee           Amount           Disposition      Ref.

Note Payable      Lance Sherwood     $  250,000      Assumed            Sch C
Note Payable      Lance Sherwood     $   25,000      Paid from Proceeds Sch A
Note Payable      Pro-Tech           $   40,000      Assumed            Sch C
Note Payable      Pro-Tech           $   20,000      Paid from Proceeds Sch A
Accrued Interest  Lance Sherwood     $   12,832      Released           Doc.
Accured Interest  Pro-Tech           $    2,100      Paid from Proceeds Sch A
Line of Credit    Compass Bank       $   35,825      Released           Doc.
Deferred Comp     William R. Jones   $   20,000      Released           Doc.
Deferred Comp     James O. Mulford   $   57,500      Released           Doc.
Deferred Comp     Michael Flanagan   $   79,500      Released           Doc.
Payroll Tx - DC   Comp Not Paid      $   16,172      Released           Doc.
Vacation/PTO      Flanagan/Mulford   $   12,462      Released           Doc.
Note Payable      James O. Mulford   $   25,000      Paid from Proceeds Sch A
Accrued Interest  James O. Mulford   $    2,174      Paid from Proceeds Sch A
Accounts Payable  Premier Mgmt       $    3,500      Released `         Doc.
Accounts Payable  Premier Mgmt.      $    5,200      Paid from Proceeds Sch A
Accounts Payable  Michael Flanagan   $       65      Paid from Proceeds Sch A
Accounts Payable  Brent Garfield     $    1,785      Paid from Proceeds Sch A
Accounts Payable  Jaspers + Hall     $    6,000      Assumed            Sch C
Accounts Payable  Michael Littman    $    6,939      Paid from Proceeds Sch A
Accounts Payable  James O. Mulford   $    1,049      Paid from Proceeds Sch A
Accounts Payable  Peter Volckmann    $    5,000      Released           Doc.
Accounts Payable  SSKA               $      400      Released/no purch. Doc.
Accounts Payable  Time For Me To Fly $    4,605      Paid from Proceeds Doc.

                                      Ex. C

                                   SCHEDULE C
                         QA Obligations Assumed by Buyer

(1)      Lance Sherwood Debt
         a.   $250,000 (prior QA debt)
         b.   12% interest
         d.   $50,000 principal plus accrued interest payment on Dec 31, 2008
         e.   $50,000 principal plus accrued interest payment on Mar 31, 2009
         f.   $50,000 principal plus accrued interest payment on Jun 30, 2009
         g.   $50,000 principal plus accrued interest payment on Sep 30, 2009
         h.   $50,000 principal plus accrued interest payment on Dec 31, 2009
         i.   No prepayment penalty

(2)      Pro-Tech Debt
         a.   $40,000 (prior QA debt)
         b.   12% interest
         d.   $40,000 principal plus accrued interest payment on Dec 31, 2008

(3)      Michael Littman
         a.   $29,000 (prior QA debt plus closing & escrow agent fees)
         b.   Terms to be negotiated by Buyer

(4)      Jaspers + Hall
         a.   $6,000 (prior QA debt)
         b.   Terms to be negotiated by Buyer